Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-158819, Form S-8 No. 333-150872, Form S-8 No. 333-129406, Form S-8 No. 333-135101 and Form S-8 No. 333-148848) pertaining to the Web.com Group, Inc. 2009 Inducement Award, 2008 Equity Incentive Plan, 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan,  2005 Employee Stock Purchase Plan, Interland-Georgia 1999 Stock Plan, Interland 1995 Stock Option Plan, Interland 2001 Equity Incentive Plan, Interland 2002 Equity Incentive Plan,  Interland 2005 Equity Incentive Plan , and Web.com 2006 Equity Incentive Plan of Web.com Group, Inc. of our reports dated March 5, 2010, with respect to the consolidated financial statements of Web.com Group, Inc., and the effectiveness of internal control over financial reporting of Web.com Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Jacksonville, Florida
March 5, 2010